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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               -----------------------

                                      FORM 8-K

                               -----------------------

                                   CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  January 25, 1995
                         (Date of earliest event reported)


                                  ITT CORPORATION
               (Exact name of registrant as specified in its charter)

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
           DELAWARE                                        1-5627                              13-5158950
(State or other jurisdiction of                   (Commission File Number)                  (I.R.S. Employer
 incorporation or organization)                                                           Identification Number)


1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                                                 10019-5490
    (Address of principal executive offices)                                                    (Zip Code)

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                    Registrant's telephone number, including area code:
                                     (212) 258-1000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The registrant announced on January 25, 1995, that the cash tender offer by an ITT subsidiary for all the outstanding shares of common stock of Caesars World, Inc. at $67.50 per share had expired and that all shares validly tendered pursuant to the offer had been accepted for payment. 24,130,291 shares of common stock of Caesars World, Inc., representing approximately 92.9 percent of the outstanding shares on a fully diluted basis, were finally tendered. The registrant expects to consummate a merger of the ITT subsidiary into Caesars World, Inc. on March 2, 1995. Caesars World, Inc. operates three hotel-casinos in Las Vegas, Atlantic City and Lake Tahoe, a number of non gaming resorts in the Pocono mountains of Pennsylvania and, in conjunction with two partners, also manages a casino owned by the Ontario government in Windsor, Canada. Total sales and net income of Caesars World, Inc. for its fiscal year ended July 31, 1994, were $1.0 billion and $78 million, respectively.

ITEM 5.  OTHER EVENTS.

     On January 27, 1995, ITT Financial Corporation, a wholly owned subsidiary of the registrant, announced that requisite consents for each series have been received on its consent solicitation to amend certain covenants of $3.4 billion principal amount of public debt securities. The amendments will conform the covenants to those contained in recent issues of public debt securities of the registrant. As previously announced, it is expected that ITT Financial will sell all or substantially all of its businesses and assets to various purchasers during 1995. In connection with the sale, it is planned that ITT Financial will merge into the registrant. Thereafter, the registrant will become the obligor on the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The Pro Forma Financial Information pursuant to Item 7(b) has not been included in this filing because it was impracticable to prepare such financial information for filing on this date. The Registrant will file such Pro Forma Financial Information by April 2, 1995.

     See Exhibit Index for exhibits filed herewith.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ITT CORPORATION


                                          By /s/ Walter F. Diehl, Jr.
                                             -----------------------------------
                                             Walter F. Diehl, Jr.
                                             Vice President and
                                             Associate General Counsel

Dated: February 6, 1995


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                                EXHIBIT INDEX


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Exhibit
Number                  Description                              Location
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
99                      Financial Statements with
                        respect to Caesars World, Inc. .....     Filed herewith

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